FORM OF ADDENDUM TO REGISTRATION RIGHTS AGREEMENT,
SECURED CONVERTIBLE REDEEMABLE DEBENTURE, INVESTOR
RIGHTS AGREEMENT, AND PLEDGE AGREEMENT

This addendum, dated as of September 13, 2010 (the "Addendum") is made by and between Man Shing Agricultural Holdings, Inc. (the “Company”), and [____________________] (the “Investor”).  This document is to be read in conjunction with the Registration Rights Agreement, as amended (the “Registration Rights Agreement”), the Secured Convertible Redeemable Debenture (the “Debenture”), the Pledge Agreement (the “Pledge Agreement”) and the Investor Rights Agreement (the “Investor Rights Agreement” and together with the Registration Rights Agreement, the Debenture, and the Pledge Agreement, the “Agreements”), each executed by and among the Company and the Investor on or about January 2010.  All terms used herein and not defined herein shall have the meanings ascribed to them in the Registration Rights Agreement. This Addendum incorporates by reference and supplements the Agreements and, as the Company has advised Investor that the following amendments are required in connection with potential future investments in the Company, the parties hereby agree to amend the Agreements as follows:

1.	Section 2. REGISTRATION of the Registration Rights Agreement

(a)
The Investor hereby waives all of the requirements under Section 2(a) of the Registration Rights Agreement. The Investor and the Company acknowledge that the Company shall not be required to prepare and file with the Securities and Exchange Commission any registration statement on any form.

(b)	Reserved

(c)
 Failure to File or Obtain Effectiveness of the Registration Statement.  The Investor hereby waives all of the requirements under Section 2(c) of the Registration Rights Agreement. In view of waiving of all registration requirements, the Investor hereby waives all Liquidated Damages otherwise payable by the Company under the Registration Rights Agreement.

(d)	Reserved

2.	Section 4.02. Consent of Holder to Sell Capital Stock, Incur Debt or Grant Security Interests of the Debenture

The Investor agrees to waive all the requirements under Section 4.02 of the Debenture.

3.	Pledge Agreement

(a)	All capitalized terms used in this Section 3 and not otherwise defined in this Addendum shall have the meanings ascribed to them in the Pledge Agreement.

(b)
Solely with regard to the preferred stock included in the Pledged Shares (the “Preferred Pledged Shares”), Investor hereby agrees to release any and all rights of the Investor in the Preferred Pledged Shares under the Pledge Agreement, to waive all the requirements relating to the Preferred Pledged Shares under the Pledge Agreement, and to instruct Escrow Agent to return to the Company the Transfer Documents and the certificates representing the Preferred Pledged Shares, it being agreed that such actions would result in the termination of the Pledge Agreement as it relates to the Preferred Pledged Shares, but only if, prior to such release, waiver, and instruction, Pledgor has delivered to the Company (with a copy to the Investor) irrevocable written instructions to cancel the Preferred Pledged Shares immediately after such release and waiver.

4.	Other.

The Investor hereby waives any and all rights it may have, including under the Agreements and all other agreements, to consent to or object to any of the following:
a.	any past, present or future financing where securities in the Company may be issued;
b.	any forward or reverse stock split;
c.
the listing of the Common Stock or Common Stock purchase warrants of the Company on a national securities exchange, including the NASDAQ Stock Market LLC, the New York Stock Exchange, or NYSE Euronext; or

d.	any merger, acquisition, or share exchange, including a merger, acquisition, or share exchange which results in a change in control of the Company.

5.	All other terms and conditions under the Agreements shall remain unchanged and remain in full force and effect.

[The Remainder of this Page is Intentionally Blank]

IN WITNESS WHEREOF, the Company and the Investor have caused this Addendum to be duly executed and delivered individually or by their officers thereunto duly authorized as of the date first written above.

MAN SHING AGRICULTURAL HOLDINGS, INC.  (“Company”)

By: __________________________
Name:                      Eddie Cheung
Title:                      Chief Executive Officer

[___________________________________] (“Investor”)

By: __________________________
Name:
Title:

Acknowledged and Agreed To Solely with Respect to Section 3 of this Addendum:

By: ___________________________
Name: Shili Liu